Exhibit 99.2

2017 1Q PERFORMANCE

HERSHEY UNWRAPPED

PERFORMANCE SUMMARY

$1.88 BILLION

NET SALES
+2.7%
in constant currency

$0.58
REPORTED EPS—DILUTED
-45.3%

$1.31
ADJUSTED EPS—DILUTED
+19.1%

2017 OUTLOOK

Net sales expected to increase around the low end of 2–3%

Adjusted EPS—diluted expected to increase around the high end of 7–9%

GLOBAL HIGHLIGHTS

NET SALES IMPROVED

NORTH AMERICA
+2.5% NET SALES INCREASE*

INTERNATIONAL & OTHER
+4.2% NET SALES INCREASE*

*In constant currency

1Q PERFORMANCE DRIVERS

- Valentine's share leader
- NCAA March Madness activation
- *Hershey's Cookie Layer Crunch* Bars sell-through
- Strong Easter sell-in

INSIGHTS INTO ACTIONS

Consumers seek **SEASONAL VARIETY AND CHOICES**
Creation of Easter variety and Flavors of Summer series, launch of Appreciation occasions

Consumers **WANT INDULGENT, MULTI-TEXTURAL SNACKS** across occasions
Launch *Reese's* Crunchy Cookie Cups and *Hershey's Crunchers* candy

Consumers find **LAYDOWN PACKAGED CANDY HARD TO SHOP**
Transition to new stand-up bags, enhancing convenience and brand visibility

QUOTE

"Hershey has started 2017 with **GOOD MOMENTUM** given the food industry trends. We are executing against our strategy to grow our brands, expand margins and **INVEST IN KEY CAPABILITIES**, to create advantage and win in the marketplace."

–MICHELE BUCK, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE HERSHEY COMPANY

LOOKING AHEAD

REIGNITE CORE CONFECTION
Launch *Reese's* Crunchy Cookie Cups and *Hershey's Crunchers* candy

EXPAND U.S. SNACKING BUSINESS
Drive incremental occasions and space in store



GROW
EXPAND MARGINS
INVEST

MARGIN EXPANSION
Continue to drive operational efficiencies and reset international

BUILD CAPABILITIES
Use sales force technology and transformational analytics for commercial advantage

FOR MORE INFORMATION

FINANCIAL CONTACT **MARK POGHARIAN** MPOGHARIAN@HERSHEYS.COM

MEDIA CONTACT **JENNIFER SNIDERMAN** JSNIDERMAN@HERSHEYS.COM

We present both GAAP and non-GAAP financial measures as we believe doing so provides additional information to investors to facilitate the comparison of past and present operations. See our 1Q earnings press release for additional information and a reconciliation of GAAP and non-GAAP measures.